EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-109048 on Form S-3 of Church & Dwight Co., Inc. and Registration Statements No. 333-112544, 333-112545, 333-112546, 333-112547, 333-107364, 033-60149, 333-60147, 033-24553, 333-06150 and 333-44881 on Form S-8 of Church & Dwight Co., Inc. of our report dated March 11, 2004 on the financial statements of Armkel, LLC appearing in the Annual Report on Form 10-K of Church & Dwight Co, Inc. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 11, 2004